AmBase Corporation
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FOR RELEASE:  Immediately CONTACT: Shareholder Services

AMBASE REPORTS BOARD RESOLUTION RIGHTS AGREEMENT

Boca Raton, FL. – September 14, 2018 - AmBase Corporation ("AmBase" or the "Company") announced today that on September 11, 2018, Iszo Capital Management LP ("Iszo") filed a Form 4 with the Securities and Exchange Commission reporting that as of September 7, 2018 (the "Purchase Date"), Iszo purchased additional shares of common stock of AmBase Corporation (the "Company") that, together with previously acquired shares, resulted in Iszo being the beneficial owner of an aggregate of 10,312,485 shares of the Company's common stock representing more than 25% of the Company's issued and outstanding shares of common stock as of the Purchase Date. The Company is currently engaged in litigation with certain affiliates of Iszo regarding various claims, as discussed in the Company's most recent quarterly report on Form 10-Q for the quarter ended June 30, 2018 and annual report on Form 10-K for the year ended December 31, 2017, as amended (collectively, the "Iszo Litigation").

Pursuant to Section 11(d)(i)(C) of the Company's Amended and Restated Rights Agreement dated as of March 24, 1989, as amended through November 10, 2015, by between the Company and American Stock Transfer & Trust Company, LLC (the "Rights Agreement"), the acquisition of 25% or more of the Company's issued and outstanding shares of common stock by any person may constitute a trigger event (a "Triggering Event") under the Rights Agreement and result in the person becoming an "Acquiring Person" under the Rights Agreement unless the Board of Directors of the Company (the "Board"), within ten days after the first date of public disclosure that a person has acquired a 25% or more of the Company's issued and outstanding shares of Common Stock, determines in its discretion that such person shall not be an Acquiring Person and such event shall not be a Trigger Event for purposes of the Rights Agreement.

On September 13, 2018, the Board exercised its discretion and authority under the Rights Agreement to determine that Iszo, as of September 13, 2018, was not an Acquiring Person as of such date and that there has not been a Triggering Event under the Rights Agreement as of such date. Under the terms and conditions of the Rights Agreement, the Board retains continuing discretion to declare at any time in the future that Iszo is an Acquiring Person under the Rights Agreement upon ten days written notice to Iszo that the Board has made such a determination, so long as Iszo continues to own at least 25% of the Company's issued and outstanding shares of common stock on any such subsequent date.

The Board will continue to evaluate Iszo's beneficial ownership of the Company's common stock, including both past and any future acquisitions of Company common stock, its past and future conduct as regards the Company and the interests of the Company and its other stockholders, including its conduct in the Iszo Litigation to determine whether it may be in the best interests of the Company and its stockholders to declare Iszo an Acquiring Person under the Rights Agreement at a subsequent date pursuant to the Board's authority and discretion under the Rights Agreement to do so. The Company will make a public announcement of any subsequent determinations by the Board regarding Iszo and whether a Triggering Event under the Rights Agreement may occur.

Cautionary Note Regarding Forward-Looking Statements
Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Forward-looking statements can be identified by such words as "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

The information in this press release should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and Annual Report on 10-K for the annual period December 31, 2017, as amended.